Exhibit 23



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statements No. 333-59619 and 333-106828 of Margo Caribe, Inc. on Forms S-8 of our report dated March 30, 2005, relating to the financial statements and financial statement schedule of Margo Caribe, Inc., appearing in this Annual Report on Form 10-KSB of Margo Caribe, Inc. for the year ended December 31, 2004.



DELOITTE & TOUCHE LLP
San Juan, Puerto Rico
March 30, 2005




Stamp No. 2037203
affixed to original.